EXHIBIT 99.1

ASP Isotopes Announces Proposed Public Offering of Common Stock

Washington, D.C., July 11, 2024 (GLOBE NEWSWIRE) -- ASP Isotopes Inc. NASDAQ: ASPI ("ASP Isotopes” or the “Company") today announced that it has commenced an underwritten public offering of shares of its common stock.  ASP Isotopes intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the number of  shares of its common stock sold in the offering.  All of the shares in the offering are to be sold by ASP Isotopes.  The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering.

Canaccord Genuity is acting as sole bookrunner for the proposed offering.

A shelf registration statement on Form S-3 relating to these securities has been filed with the Securities and Exchange Commission (SEC) and has been declared effective by the SEC.  The proposed offering is being made only by means of a prospectus and a related prospectus supplement.  These documents are or will be available on the SEC’s website at www.sec.gov.  Copies of the preliminary prospectus supplement, dated July 11, 2024, and the accompanying prospectus, dated June 12, 2024, relating to the proposed offering may also be obtained by contacting Canaccord Genuity LLC, Attention: Syndication Department, 1 Post Office Square, 30th Floor, Boston, MA 02109, or by email at prospectus@cgf.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ASP Isotopes

ASP Isotopes Inc. is a development stage advanced materials company dedicated to the development of technology and processes to produce isotopes for use in multiple industries. The Company employs proprietary technology, the Aerodynamic Separation Process (“ASP technology”). The Company’s initial focus is on producing and commercializing highly enriched isotopes for the healthcare and technology industries. The Company also plans to enrich isotopes for the nuclear energy sector using Quantum Enrichment technology that the Company is developing. The Company has isotope enrichment facilities in Pretoria, South Africa, dedicated to the enrichment of isotopes of elements with a low atomic mass (light isotopes).

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, those regarding ASP Isotopes’ plans to consummate its proposed public offering and the anticipated final terms, timing and completion of the proposed offering. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “hope,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including, but not limited to: risks and uncertainties related to whether or not ASP Isotopes will be able to raise capital through the sale of shares of common stock, the final terms of the proposed offering, market and other conditions, the satisfaction of customary closing conditions related to the proposed public offering, the impact of general economic, industry or political conditions in the United States or internationally and other important risk factors set forth under the caption “Risk Factors” in the preliminary prospectus supplement filed with the SEC, in ASP Isotopes’ Annual Report on Form 10-K for the year ended December 31, 2023 and in any other subsequent filings made with the SEC by ASP Isotopes. There can be no assurance that ASP Isotopes will be able to complete the proposed public offering on the anticipated terms, or at all. Any forward-looking statements contained in this press release speak only as of the date hereof, and ASP Isotopes specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Jason Assad– Investor relations

Email: Jassad@aspisotopes.com

Telephone: 561-709-3043